================================================================================




                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

       -----------------------------------------------------------------

                                    FORM 8-K

       -----------------------------------------------------------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) JANUARY 26, 2004


                        COMTECH TELECOMMUNICATIONS CORP.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                   0-7928                      11-2139466
----------------------------    ----------------          ----------------------
(State or other jurisdiction    (Commission File              (IRS Employer
    of incorporation)               Number)               Identification Number)


                    105 BAYLIS ROAD, MELVILLE, NEW YORK 11747
            -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (631) 777-8900
            -------------------------------------------------------
              (Registrant's telephone number, including area code)



                                       N/A
            -------------------------------------------------------
          (Former name or former address, if changed since last report)




================================================================================

ITEM 5.      OTHER EVENTS AND REQUIRED FD DISCLOSURE.

        On January 26, 2004, Comtech Telecommunications Corp. issued a press release announcing that the initial purchaser of its 2.0% Convertible Senior Notes due 2024 exercised its option to purchase an additional $15 million aggregate original principal amount of the notes, bringing the final aggregate original principal amount of the notes to $105 million. Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)    Not applicable.

        (b)    Not applicable.

        (c)    EXHIBITS:

        EXHIBIT NUMBER                                    DESCRIPTION
        --------------                                    -----------
             99.1                Press Release of the Company, dated January 26,
                                 2004.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COMTECH TELECOMMUNICATIONS CORP.

Dated:  January 26, 2004

                                          By:/s/ ROBERT G. ROUSE
                                             ---------------------------------
                                             Name: Robert G. Rouse
                                             Title: Senior Vice President
                                                    and Chief Financial Officer

                                                                    EXHIBIT 99.1

Media Contacts:
Fred Kornberg, President and Chief Executive Officer
Robert G. Rouse, Chief Financial Officer
(631) 777-8900
info@comtechtel.com



             COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES EXERCISE BY
       INITIAL PURCHASER OF OPTION TO PURCHASE ADDITIONAL $15 MILLION OF
                            CONVERTIBLE SENIOR NOTES


MELVILLE, N.Y. - January 26, 2004 - Comtech Telecommunications Corp. (Nasdaq:
CMTL) announced today that the initial purchaser of its 2.0% Convertible Senior Notes due 2024 has exercised its option to purchase an additional $15 million aggregate original principal amount of the notes. As a result, the final aggregate original principal amount of the notes is $105 million. The sale of all of the notes is expected to close on January 27, 2004.

The notes will bear interest at a rate of 2.0% per year and, during certain periods and subject to certain conditions, the notes will be convertible into shares of Comtech's common stock at an initial conversion price of $47.25 per share (a conversion rate of 21.1640 shares per $1,000 original principal amount of notes), subject to adjustment in certain circumstances. Upon conversion of the notes, in lieu of delivering common stock, Comtech may, in its discretion, deliver cash or a combination of cash and common stock. Comtech may, at its option, redeem some or all of the notes on or after February 4, 2009. Holders of the notes will have the right to require Comtech to repurchase some or all of the outstanding notes on February 1, 2011, February 1, 2014 and February 1, 2019 and upon certain events, including a change in control.

Comtech intends to use the net proceeds of the offering for working capital and general corporate purposes and potentially for future acquisitions of businesses or technologies or repurchases of Comtech's common stock.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. The offering is being made only to qualified institutional buyers. Any offers of the securities will be made only by means of a confidential offering memorandum. The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company conducts its business through three complementary segments: telecommunications transmission, mobile data communications, and RF microwave amplifiers. The Company offers niche products, systems and services where it believes it has technological, engineering, systems design or other expertise that differentiate its product offerings.

This press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.



                                       5